UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 27, 2004

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Brannan Street

San Francisco, California 94107

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 Financial Information
ITEM 2.06 Material Impairments
SIGNATURES

Item 2.06 Material Impairments

On September 21, 2004, we notified clients of our decision to discontinue certain products within our Techfi product line acquired in July 2002. As a result, we began reviewing our amortizable intangible assets related to Techfi valued at $3.7 million at June 30, 2004, such as our non-compete agreements and existing technology. On September 23, 2004, we concluded that our amortizable intangible assets related to Techfi were materially impaired. At this time, we are determining the size of the non-cash impairment charge to be recognized during the third quarter of 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ Graham V. Smith
Graham V. Smith
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Dated: September 27, 2004